Exhibit 10.34

TECHNOLOGY AGREEMENT

Party A: Jilin Province Yongxin Chain Drugstore Ltd.

Party B: PmMaster Software Technology (Beijing) Co., Ltd.

This Agreement is entered into by and between Party A and Party B in connection with the development and use of the Electronic Diagnosis System (“EDS”).

I.	Contract Price: RMB 500,000

II.	Duties of the Parties
1.	The EDS developed by Party B shall not have limit to the number of user accounts and there shall be no additional charges for opening user accounts.

2.	Party B shall not sell or provide the EDS, or similar systems and software, to any other pharmaceutical company in Jilin Province other than Party A.

3.
Party B shall provide after-sale services with no charge until September 30, 2009. Such after-sale services include reasonable and feasible improvements, but do not include adding more functions to the EDS (see Article III below regarding Functions of EDS).

4.
Party A and Party B shall co-own the EDS.  Either party may utilize the EDS for its own purposes and shall not provide the system to any third party without the prior consent of the other party. Any party may sell this system and software if the other party consents, provided that the resulting profit from selling the system will be shared by both parties in accordance with mutual agreement.

III.	Functions of EDS
1.	The EDS enables remote communication between patients and doctors through synchronized video and audio transmission.
2.	The EDS enables remote transmission and printing of electronic prescriptions.
3.	The EDS enables database storage and search of electronic prescription records.
4.	The EDS supports multi-terminal users in multiple retail stores.
5.	The EDS enables searches for information about doctors.
6.	The EDS includes an offline prescription system.

IV.	Features of EDS
1.	No more than 5 seconds required to login.
2.	No more than 5 seconds switch time between the “center” and the terminal system.
3.	Smooth video and audio streaming at all times.
4.	No more than 2 seconds printing time.
5.	Formal printing format and font.

SIGNATURES:

Party A:	/s/ Yongxin Liu
Jilin Province Yongxin Chain Drugstore Ltd. [corporate seal]

Party B:	/s/ Anchong Zhao
PmMaster Software Technology (Beijing) Co., Ltd. [corporate seal]

Dated: March 15, 2009